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                                                               Exhibit 99.(n)(2)

                        [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 22, 2005


Modern Woodmen of America
1701 1st Avenue
Rock Island, Illinois 61201

         Re:    Modern Woodmen of America Variable Account
                (File No. 333-69446)
                ------------------------------------------

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 6 to the registration statement on Form N-6 for Modern Woodmen of America Variable Account (File No. 333-69446). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Sincerely,

                                     SUTHERLAND ASBILL & BRENNAN LLP


                                     By: /s/ Stephen E. Roth
                                         -------------------
                                             Stephen E. Roth